Water, the basic ingredient of Life… EXHIBIT 99.1

Passionate employees delivering life sustaining, high quality water service to families and communities….. Our Mission …

Serves 92,000 customers in 56 towns in Connecticut as well as 32,000 customers in 21 towns in Maine Serves customers in communities in Naugatuck Valley adjacent to HVWC Has 200 employees in Connecticut with in-house expertise in water quality, engineering, finance, ITS Demonstrated commitment to service

  Water service to more than 4,700 customers in Southbury, Middlebury and Oxford Wastewater service to over 3,000 customers in Heritage Village Condominium, as well as Southbury Training and several adjoining residential developments About 1/3 of Town of Southbury served by HV Considerable investments in water and wastewater systems Provides quality water and service

‘Sister Companies’ CT Water Service (CTWS) Connecticut Water Company (CWC) Maine Water Company (MWC) Heritage Village Water Company (HVWC) NEWUS

Connecticut Water consistently receives high satisfaction ratings in independent surveys of customers and public opinion leaders in communities we serve 2016 midyear customer satisfaction results = 91.8% Has excellent reputation with the regulatory agencies Focus on Customer Satisfaction

In house staff and resources for water quality, engineering, finance, ITS, and customer service Cost effective support for operations; proactive long term planning, asset management, and regulatory compliance Enhanced communications and customer service tools ebilling, online payments, customer notification/protection program for field appointments, and customer assistance program; website with regular customer updates; and Code Red system for emergency customer notifications. Local office retained for at least one year with additional support from larger organization Customer Benefits

Size and presence of larger, regional company Operational efficiencies, purchasing power, and other economies of scale Ready access to capital - quickly fund unexpected needs and maintain service quality Short and long term savings will be realized Savings ultimately reflected in customers’ rates Other Benefits

Acquisition will NOT impact current rates for Connecticut Water or Heritage Village customers Heritage Village will have its own rates and revenues as a separate subsidiary Heritage Village rates were just subject to extensive review by PURA with the construction of new wastewater plant The 2015 Heritage Village rate case decision and the phase in of the rate adjustment will be honored Rates Matter!

Manages costs to minimize impacts on customer rates without impacting service to our customers or our employees Only pursues rate increases when necessary to maintain our operations, water quality and customer service Has not filed general rate increase since 2010 Connecticut Water’s Rates Rates

If companies are merged in the future, HVWC division would continue to have separate rates Rate proceedings are public process Direct notice to customers Opportunity for Town and/or individual customers to participate in proceeding Rates of Acquired Companies

Connecticut Water owns and operates a larger water system in the Central Naugatuck River Valley capable of supplying additional manpower and water to HVWC Prepared to respond to emergencies, sharing services as necessary, to provide greater reliability of service Permit for interconnection CT Water to provide HVWC up to 500,000 gpd, as needed does not authorize taking water from HVWC aquifers for use in other locations Operational Flexibility and System Reliability

Recognized leader in environmental stewardship Prepared to partner with Town and PRWC to support the protection of local water resources Productive discussions about conservation and management of water supplies to mitigate impacts on this local water resource Environmental Stewards

Active in the communities we serve!

Company……. assumes all rights, responsibilities and regulatory obligations as a regulated public water utility finances any construction necessary to maintain system to meet state and federal regulations ensures adequate supply for current and projected needs of community is a local business that pays property tax is a partner in economic development Benefits to Your Community

Questions? Ready to Serve Your Community Eric W. Thornburg President & CEO ethornburg@ctwater.com